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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this current report on Form 8-K of Resource Bancshares Mortgage Group, Inc. of our report dated February 28, 1997, relating to the financial statements of Resource Bancshares Corporation included in the Registration Statement of Form S-4 (No. 333-29245) dated December 2, 1997 filed by Resource Bancshares Mortgage Group, Inc.




PRICE WATERHOUSE LLP

Columbia, South Carolina
November 26, 1997